UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 22, 2007

                             Pacific Capital Bancorp
             (Exact name of registrant as specified in its charter)

      California                       0-11113                   95-3673456
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)


              1021 Anacapa Street, Santa Barbara, CA              93101
             (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 22, 2007, the Compensation Committee of the Board of Directors of Pacific Capital Bancorp (the "Company") approved the adoption of the 2007 Performance-Based Annual Incentive Compensation Plan ( the "Plan"). A Summary of the Plan is as follows.

PLAN OBJECTIVES AND PERFORMANCE PERIOD

     The Plan is prospective in design with the utilization of a defined payout formula that is based upon the achievement of a combination of pre-determined Company and department/individual performance criteria.

     The Plan and performance period operates on a calendar year basis (January 1st to December 31st). Incentive awards will be earned during each Plan Year/Performance Period. If the Company does not meet minimum performance levels, there will be no payouts for the Company's performance objective portion to Plan participants. However, the Plan participants will still be eligible to receive payouts related to their department or individual performance objectives.

PARTICIPATION/ELIGIBILITY

     Each Plan Year, the CEO shall submit to the Compensation Committee of the Board of Directors a list of eligible employees (or employee groups) for participation in the Plan for the upcoming Plan Year. Each Plan participant shall be notified of eligibility for participation in the Plan.

     Eligibility requirements include: New employees must be employed by October 1st in a given Plan Year to be eligible for an award related to performance in that Plan Year. In addition, a Plan participant must be an active employee as of the award payout date to receive an award.

2007 PLAN DESIGN

     The 2007 Plan design incorporates a tiered approach with annual incentive awards that are linked to the achievement of pre-defined performance goals. The incentive ranges (as a percent of salary) are designed to provide market competitive payouts for the achievement of minimum, target and maximum performance goals. The table below illustrates the basic Plan design that will be used under this Plan. Adjustments will be made to the Incentive Award Opportunities and Performance Objectives based on the Participant's level and title. Each fiscal year, the basic Plan design, Incentive Award Opportunities and Performance Objectives shall be approved by both the Compensation Committee and the Board of Directors on an annual basis. The Incentive Award Opportunities and associated weighting of the Performance Objective for the CEO and four other highest paid employees ("Covered Employees") for fiscal 2007 are detailed in the table below:

--------------------------------------------------------------------------------
Named Executive
                  Incentive Award Opportunities    Performance Objectives
   Officer            (Percent of Salary)               (Weighting)
--------------------------------------------------------------------------------
                   Minimum   Target   Maximum      Company      Dept/Individual
--------------------------------------------------------------------------------
CEO                   0%       75%      150%         100%            0%
--------------------------------------------------------------------------------
CFO                   0%       50%      100%       50% - 75%      25% - 50%
--------------------------------------------------------------------------------
CEO Direct Reports    0%       50%      100%       50% - 75%      25% - 50%
--------------------------------------------------------------------------------

PERFORMANCE OBJECTIVES

     The Plan will provide annual incentive awards to Plan participants based on overall Company and department and/or individual performance objectives. The performance objectives are determined by using the Company's performance history, peer data, market data, and management's judgment of what reasonable levels can be reached, based on previous experience.

     At the beginning of each plan year, based on recommendations from the CEO and other Company management, the Compensation Committee shall determine and approve the performance objectives for the Covered Employees. The performance objectives for the Covered Employees may consist of one or more of the following: Revenue, Revenue Growth, Net Income, Net Income Growth, Total Assets, Growth in Total Assets, Deposits, Growth of Deposits, Loans, Loan Growth, EPS, EPS Growth, Efficiency Ratio Improvement, Charge Offs, Non-Performing Loans to Total Loans and other strategic performance initiatives that may apply to the Covered Employees. The foregoing performance objectives may be applied to the Company, a division of the corporation or subsidiary of the corporation. The Compensation Committee shall submit the approved plan design to the Board of Directors for approval. The specific performance criteria for participants that are not Covered Employees will be determined by management and communicated via a goal setting worksheet.

AWARD CALCULATION AND PAYMENT

     Payouts will be determined based on a combination of Company Performance, department or individual performance.

     The actual award payouts will be calculated using a ratable approach, where award payouts are calculated as a proportion of minimum, target and maximum award opportunities. Awards are then paid out as a special payment, less any applicable tax withholdings, within two and one half months following the fiscal year-end.

     The awards granted and payments made to Covered Employees under this Plan are intended to qualify as performance-based compensation under Section 162(m). The company intends to seek shareowner approval for the 2008 Performance-Based Annual Incentive Compensation Plan at its 2008 Annual Meeting of Shareowners.

     A copy of the Plan is attached hereto as Exhibit 99.1


                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        PACIFIC CAPITAL BANCORP

Date: August 28, 2007                   By: /s/ Carol M. Zepke
                                            ---------------------
                                            Carol M. Zepke
                                            Senior Vice President
                                            And Corporate Secretary